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                                                                    EXHIBIT 10.4


                            NONCOMPETITION AGREEMENT


            This Noncompetition Agreement (this "Agreement") is made as of April 17, 1997, by and between Packaged Ice, Inc., a Texas corporation ("Parent"), Packaged Ice Mission, Inc., a wholly-owned subsidiary of Parent and a Texas corporation ("Newco"), Packaged Ice STPI, a wholly-owned subsidiary of Parent and a Texas corporation ("Subco"), and A.J. Lewis III an individual residing in Bexar County, Texas ("Shareholder").

                                    RECITALS

            WHEREAS, Shareholder and the respective Boards of Directors of Parent, Newco, and Mission Party Ice, Inc., a Texas corporation ("Mission") each intends to effect a merger of Mission with and into Newco, pursuant to the terms and conditions of the Agreement and Plan of Merger made as of April 17, 1997 (the "PIMI Agreement"); and

            WHEREAS, Shareholder and the respective Boards of Directors of Parent, Subco, and Southwest Texas Packaged Ice, Inc., a Texas corporation ("STPI") each intends to effect a merger of STPI with and into Subco, pursuant to the terms and conditions of the Agreement and Plan of Merger made as of April 17, 1997 (the "STPI Agreement"); and

            WHEREAS, Section 2.8(a)(ii) of the PIMI Agreement and Section 2.8(a)(ii) of the STPI Agreement require that a noncompetition agreement be executed and delivered by Shareholder as a condition to the consummation of the Merger;

                                   AGREEMENT

            The parties, intending to be legally bound, agree as follows:

1.          DEFINITIONS

            Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the PIMI Agreement.

"COMPANIES" shall mean Mission, STPI and the Surviving Corporations, collectively.

"SURVIVING CORPORATIONS" shall mean both the Surviving Corporation as defined in the PIMI Agreement and the Surviving Corporation as defined in the STPI Agreement.

2.          ACKNOWLEDGMENTS BY SHAREHOLDER

            Shareholder understands, acknowledges and agrees that (a) Shareholder has occupied a position of trust and confidence with Mission and STPI prior to the date hereof and has become
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familiar with the following, any and all of which constitute confidential information of the Surviving Corporations (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, acquisition opportunities, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Companies and any other information, however documented, of the Companies that is a trade secret, (ii) any and all information concerning the business and affairs of the Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented, and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Companies containing or based, in whole or in part, on any information included in the foregoing; (b) the businesses of the Companies and Parent are national or regional in scope; (c) their products and services are marketed throughout the United States; (d) the Companies and Parent compete with other businesses that are or could be located in any part of the United States, and Parent is causing a merger with Mission and STPI in connection with its consolidation strategy which Parent has explained in detail to Shareholder; (e) Parent has required that Shareholder make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to Parent's acquisition of Mission and STPI; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and do not impose a greater restraint on Shareholder than is necessary to protect the goodwill or other business interest of Parent and the Surviving Corporations; (g) Parent has a legitimate interest in protecting the confidentiality of its business secrets (including the Confidential Information); (h) the provisions set forth in Sections 3 and 4 are not oppressive to Shareholder nor injurious to the public; and (i) Parent would be irreparably damaged if Shareholder were to breach the covenants set forth in Sections 3 and 4 of this Agreement. None of the information relating solely to the former division of Mission d/b/a Mission Ice Equipment Company, which was sold to South Texas Equipment Distributors, Inc., shall be deemed Confidential Information.


3.          CONFIDENTIAL INFORMATION

            Shareholder acknowledges and agrees that all Confidential Information known or obtained by Shareholder, whether before or after the date hereof, is now the property of the Surviving Corporations. Therefore, Shareholder agrees that he will not, at any time, disclose to any unauthorized Persons or use for his own account or for the benefit of any third party any Confidential Information, whether Shareholder has such information in his memory or embodied in writing or other physical form, without the written consent of the Surviving Corporations, unless and to the extent that the Confidential Information (i) is or becomes generally known to and available for use by the public, other than as a result of the fault of Shareholder or any other Person bound by a duty of confidentiality to Parent or the Companies,
(ii) becomes available to Shareholder on a non-





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confidential basis from a source other than Parent or the Surviving
Corporations, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality to Parent or the Surviving Corporations, or (iii) Shareholder or any of his representatives is compelled to disclose by judicial or administrative process or, in the opinion of Shareholder's counsel, by other mandatory requirements of law. Shareholder agrees to deliver to Parent at any time Parent may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Companies and any other Confidential Information that Shareholder may then possess or have under Shareholder's control. Shareholder's obligations with respect to this paragraph 3 shall terminate two years after the date of termination of his employment with the both of the Surviving Corporations.

4.          NONCOMPETITION

            As an inducement for Parent to enter into the PIMI Agreement and the STPI Agreement and as additional consideration to Parent in exchange for the consideration paid to Shareholder under the PIMI Agreement and the STPI Agreement, Shareholder agrees that:

            (a) For a period of five (5) years after the Closing within the states in which the Parent or any of its Subsidiaries transacts, or reasonably expects to transact, business, without the express consent of the Parent or the Surviving Corporations:

                          (i) Except with respect to his employment by Parent
            and ownership of Parent Stock, Shareholder will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Shareholder's name or any similar name to, lend Shareholder's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the Parent as of the date of the termination of his employment with the Parent; provided, however, that Shareholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Notwithstanding the foregoing, Shareholder shall not be restricted with respect to the retail and wholesale business of selling, renting and leasing commercial refrigeration equipment, including ice machines and ice merchandisers (but specifically excluding systems which make, bag and merchandise packaged ice). Shareholder agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

                          (ii) Shareholder will not, directly or indirectly,
            either for himself or any other Person, except in his capacity as officer of the Parent or either of the Surviving Corporations, (A) solicit or attempt to solicit any employee of Parent in attempt to encourage the employee to leave the employ of Parent, (B) in any way interfere with the





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            relationship between Parent and any employee of Parent or either of the Surviving Corporations, (C) knowingly employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Parent or either of the Surviving Corporations, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Parent to cease doing business with Parent, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Parent; provided, however, this prohibition shall not apply to general advertisements in newspapers or other widely distributed publications, media, or mail, whether electronic or otherwise.

                          (iii) Shareholder will not, directly or indirectly,
            either for himself or any other Person, solicit the business of any Person known to Shareholder to be a customer or prospective customer (identified as such by Parent while Shareholder is in the employ of the Parent or either of the Surviving Corporations) of Parent or any subsidiary of the Parent, whether or not Shareholder had personal contact with such Person, with respect to products or activities which compete in whole or in part with the products or activities of Parent or any subsidiary thereof;

            (b) In the event of a breach by Shareholder of any covenant set forth in Subsection 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach;

5.          REMEDIES

            If Shareholder breaches the covenants set forth in Sections 3 or 4 of this Agreement, Parent will be entitled to the following remedies:

            (a) Damages from Shareholder; and

            (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 and 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Parent and the Surviving Corporations and would be an inadequate remedy for such breach

The rights and remedies of the parties to this Agreement are cumulative and not alternative.

6.          SUCCESSORS AND ASSIGNS

            This Agreement will be binding upon Parent, Newco, Subco, the Surviving Corporations and Shareholder and will inure to the benefit of Parent and the Surviving Corporations and their affiliates, successors and assigns and Shareholder and Shareholder's assigns, heirs and legal representatives.
Neither this Agreement nor any rights or obligations hereunder shall be assignable by any of the parties hereto, including without limitation, assignments by operation of law.





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7.          WAIVER

            The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

8.          GOVERNING LAW

            This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

9.          JURISDICTION; SERVICE OF PROCESS

            The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the courts of any state or other jurisdiction in which any alleged breach of such covenant occurs. If the courts of any one or more of such states or other jurisdictions hold that such covenants are not wholly enforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect Parent or the Surviving Corporations' right to the relief provided above in the courts of any other states or jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or jurisdictions. The above covenants as they relate to each state or jurisdiction are severable into diverse and independent covenants.

10.         SEVERABILITY

            Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held by a court of competent jurisdiction to contain limitations as to time, geographical area or scope of activity to be restrained that are not reasonable and impose a greater restraint than is necessary to protect the goodwill or other business interest of Parent, the court shall reform the covenants to the extent necessary to cause the limitations contained in the covenants as to time, geographical area and scope of activity to be restrained to be reasonable





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and to impose a restraint that is not greater than necessary to protect the goodwill or other business interest of Parent and enforce the covenants as reformed.

11.         COUNTERPARTS

            This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.         SECTION HEADINGS, CONSTRUCTION

            The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

13.         NOTICES

            All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

            Shareholder:               A.J. Lewis III
                                       801 Ivy Lane
                                       San Antonio, Texas 78209

            With a copy to:            James B. Smith, Esq.
                                       Cox & Smith Incorporated
                                       112 E. Pecan, Suite 1800
                                       San Antonio, Texas 78205
                                       Facsimile No.: (210)226-8395

            Parent and Newco:          James F. Stuart, President
                                       Packaged Ice, Inc.
                                       8572 Katy Freeway, Suite 101
                                       Houston, Texas 77024





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            With a copy to:            Alan Schoenbaum, P.C.
                                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       300 Convent Street
                                       1500 NationsBank Plaza
                                       San Antonio, Texas  78205
                                       Facsimile No.: (210)224-2035

14.         ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.





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            IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.


                                        SHAREHOLDER:


                                        ---------------------------------------
                                        A. J. LEWIS III



                                        PARENT:

                                        PACKAGED ICE, INC.

                                        By:
                                            -----------------------------------
                                            JAMES F. STUART, CEO



                                        NEWCO/SURVIVING CORPORATION:

                                        PACKAGED ICE MISSION, INC.

                                        By:
                                            -----------------------------------
                                            JAMES F. STUART, CEO



                                        SUBCO/SURVIVING CORPORATION

                                        PACKAGED ICE STPI, INC.

                                        By:
                                            -----------------------------------
                                            JAMES F. STUART, CEO





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